                                                                   Exhibit 10.16


                          PEMEX PERFORMANCE GUARANTEE

     GUARANTEE AGREEMENT, executed as of March 10, 1998 (this "Guarantee"), by PETROLEOS MEXICANOS, a decentralized public entity of the Federal Government of the United Mexican States ("Pemex"), for the benefit of Clark Refining & Marketing, Inc., a Delaware corporation (together with any assignee permitted under the Maya Agreement, as defined below, "Beneficiary"), pursuant to that certain Maya Crude Oil Sales Agreement, dated as of March 10, 1998 (the "Maya Agreement"), between P.M.I. Comercio Internacional, S.A. de C.V., an affiliate of Pemex ("PMI"), and Beneficiary. Capitalized terms used but not defined in this Guarantee shall have the meanings ascribed to them in the Maya Agreement.

     WHEREAS, Beneficiary and PMI have entered into the Maya Agreement;

     WHEREAS, Beneficiary has requested that PMI's obligations under the Maya Agreement be guaranteed by Pemex; and

     WHEREAS, Pemex is willing to guarantee the performance by PMI of its obligations under the Maya Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises, Pemex hereby agrees as follows:

     Section 1.  Guarantee of Performance.

     (a) Pemex hereby acknowledges that it is fully aware of the terms and conditions of the Maya Agreement and the transactions contemplated thereby, and Pemex hereby unconditionally and irrevocably guarantees to Beneficiary the performance by PMI when and as due of all of PMI's obligations under the Maya Agreement, including, without limitation, the payment of any damages of Beneficiary arising out of or based upon any failure of PMI to perform any obligation required of it under the Maya Agreement (the "Guaranteed Obligations").

     (b) Subject to the provisions of Section 2 below, Pemex waives notice of the acceptance of this Guarantee and of the performance or nonperformance by PMI, demand for payment from PMI or any other Person and notice of nonpayment or failure to perform on the part of PMI, diligence, presentment, protest, dishonor (to the fullest extent permitted by law), all other demands or notices whatsoever other than a demand or demands for payment hereunder. The obligations of Pemex shall be absolute and unconditional and shall remain in full force and effect until satisfaction of all Guaranteed Obligations under this Section 1 and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by the existence of any claim, set-off, defense or other right that Pemex, PMI, or any Affiliate of PMI may have at any time and from time to time against Beneficiary or any of its Affiliates, whether in connection herewith or with any unrelated transactions; provided, however, that in respect of any amount owed to Beneficiary, Pemex shall be entitled to assert any claim, set-off, defense or other right of PMI under the Maya Agreement in respect of any of its obligations hereunder.

     (c) Subject to the provisions of Section 2 below, the obligations of Pemex under this Section 1 shall not be affected by the genuineness, validity, regularity or enforceability of any of PMI's obligations under the Maya Agreement, or any amendment, waiver or other modification thereof (except to the extent of such amendment, waiver or modification), or substitution, release or exchange of collateral for or other guarantee of any of the Guaranteed Obligations (except to the extent of such substitution, release or exchange) without the consent of Pemex, and priority or preference to which any other obligations of PMI may be entitled over PMI's obligations under the Maya Agreement or, to the fullest extent permitted by applicable law, any other circumstance which might otherwise constitute a legal or equitable defense to or discharge of the obligations of a surety or guarantor, including, without limitation, any defense arising out of any laws of any jurisdiction which would either exempt, modify or delay the due or punctual payment and performance of the obligations of Pemex hereunder.

     (d) Without limiting the generality of the foregoing and to the fullest extent permitted by law, it is agreed, subject to the provisions of Section 2 below, that the occurrence of any one or more of the following shall not affect the liability of Pemex under this Section 1: (i) the extension of the time for or waiver of, at any time or from time to time, without notice to Pemex, PMI's performance of or compliance with any of its obligations under the Maya Agreement, (except that such extension or waiver shall be given effect in determining the obligations of Pemex, hereunder), (ii) any assignment, transfer or other arrangement by which PMI transfers its right, under the Maya Agreement,
(iii) any merger or consolidation of PMI or Pemex into or with any other Person, or (iv) and change in the ownership of any shares of capital stock of PMI or any Affiliate thereof. This Guarantee is an absolute, present and continuing guarantee and, except as provided in Section 2 hereof, is in no way conditional or contingent upon any attempt to collect from PMI any unpaid amounts due or otherwise to enforce performance by PMI.

     Section 2. Condition Precedent to Enforcement. The provisions of Section 1 hereof notwithstanding, it shall be a condition precedent to Beneficiary's right to enforce this Guarantee that Beneficiary shall first have obtained an arbitral award or judgment against PMI with respect to the Guaranteed Obligations sought to be enforced against Pemex hereunder; provided, however, that the obtaining of such arbitral award or judgment shall not be a condition precedent to Beneficiary's right to enforce this Guarantee if for any reason, including, without limitation, the bankruptcy or insolvency of PMI, Beneficiary is prevented or stayed by applicable law from obtaining such arbitral award or judgment. Nothing herein is intended to prevent Beneficiary from joining Pemex in any arbitral proceeding against PMI under the Maya Agreement for the purpose of establishing PMI's liability and the liability of Pemex in the event any such arbitral award is not paid in full by PMI.

     Section 3. Subrogation. Pemex shall be subrogated to all the rights of Beneficiary against PMI in respect of any amounts paid by Pemex pursuant to this Guarantee; provided, however, that Pemex shall not enforce any right or receive any payment arising out of such subrogation until all amounts then due and payable from PMI in respect of the Guaranteed Obligations have been paid in full.

     Section 4. Return of Payments. Pemex agrees that, if at any time Beneficiary is required by law to rescind or return all or any part of any payment made by Pemex or PMI in respect of any of the Guaranteed Obligations for any reason whatsoever (including, without limitation, the reorganization, liquidation, dissolution, arrangement or winding-up of, or similar relief with respect to, PMI), the obligation of Pemex to guarantee such payment shall, to the extent that such payment is rescinded or returned, be deemed to have continued in existence, and this Guarantee shall continue to be effective or be reinstated, as the case may be, as to such Guarantee Obligation, all as though such payment had not been made.

     Section 5. Expenses. Pemex agrees to pay all reasonable and duly documented fees and out-of-pocket expenses (including the reasonable and duly documented fees and expenses of the Beneficiary's counsel) incurred in connection with the enforcement or protection of the rights of Beneficiary under this Guarantee; provided, however, that Pemex shall not be liable for any expense incurred in connection with any such enforcement or protection if it is determined that no payment under this Guarantee is due with respect thereto.

     Section 6. Withholding Taxes. All payments hereunder shall be made free and clear of, and without deduction or withholding for or an account of, any taxes, levies, fees, imposts, duties, expenses, commissions, withholdings, assessments or other charges, together with all penalties, fines, additions to tax and interest thereon assessed or imposed by any Mexican governmental authority (collectively, "Mexican Taxes"), except to the extent that Pemex is required by law to make payment subject to any taxes. If any Mexican Taxes shall be required by law to be deducted or withheld from any payment to Beneficiary or any other Person entitled thereto hereunder, Pemex shall pay such additional amounts as may be necessary to ensure that the Beneficiary or such Person receives a net amount equal to the full amount which it would have otherwise received had payment not been made subject to withholding or other deduction.

     Section 7. Judgment Currency. Payment obligations of Pemex under this Guarantee shall be in U.S. Dollars and shall be made in the manner and at the place specified pursuant to the Maya Agreement, and shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to U.S. Dollars and transferred to the designated place of payment under normal banking procedures does not yield the amount of U.S. Dollars due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency (the "Judgment Currency"), the rate of exchange which shall be applied shall be that at which, in accordance with normal banking procedures, the party entitled thereto could purchase U.S. Dollars with the Judgment Currency at New York, New

York at or about 11:00 a.m. (New York City time) on the Business Day immediately preceding the Day on which final judgment is given. The obligation of Pemex in respect of any sum due to Beneficiary shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than U.S. Dollars, be discharged only to the extent that, on the Business Day following receipt of any sum adjudged to be so due in the Judgment Currency, Beneficiary may in accordance with normal banking procedures purchase U.S. Dollars with the Judgment Currency. If the amount of U.S. Dollars so purchased is less than the unpaid amounts then due to Beneficiary, Pemex agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Beneficiary against the resulting loss; and if the amount of U.S. Dollars so purchased is greater than the unpaid amounts then due to Beneficiary agrees promptly to repay to Pemex such excess.

     Section 8. Representations and Warranties. Pemex hereby represents and warrants to Beneficiary that:

     (a) It is a decentralized public entity of the Federal Government of Mexico endowed with legal status and its own patrimony and has the legal capacity to enter into this Guarantee in accordance with the Ley Org-nica de Petroleos Mexicanos y Organismos Subsidiarios, published in the Diario Oficial de la Federaci-n on July 16, 1992.

     (b) No authorization from any Mexican governmental authority is required under existing applicable laws for the authorization, execution and performance of this Guarantee by Pemex, or for the legality, validity, binding effect or enforceability hereof, except for the authorization of Pemex's Board of Directors, which has been duly obtained and is in full force and effect.

     (c) Neither the execution of this Guarantee by Pemex, nor the performance of its obligations hereunder will (i) conflict with or result in any breach of, or constitute a violation of or a default under, any applicable law (including, without limitation, the Ley Organica de Petr-leos Mexicanos y Organismos Subsidiarios) or any indenture, mortgage, deed of trust, or other instrument or agreement (including, without limitation, any negative pledge or similar clause) to which Pemex is a party or by which it may be bound or to which any of its assets may be subject, or (ii) result in the creation or imposition of any lien upon any of its assets.

     (d) The execution and performance by Pemex of this Guarantee has been duly authorized by all necessary corporate action. This Guarantee has been duly executed by Pemex and constitutes the legal, valid and binding obligation of Pemex, enforceable in accordance with its terms, subject, regarding enforceability, to the limitations set forth in Section 8(f) below.

     (e) No lawsuits or proceedings are pending or, to Pemex's knowledge, threatened against it which either individually or in the aggregate, if determined adversely to Pemex, may materially and adversely affect the ability of Pemex to perform its obligations under this Guarantee.

     (f) This Guarantee and the transactions contemplated herein constitute activities of Pemex, and Pemex is subject to private commercial law with respect thereto. Pemex is not entitled to any immunity, whether on grounds of sovereign immunity, act of state or otherwise, from any legal proceedings in Mexico and, based upon Section 9 below, in the jurisdictions referred to therein, except that under applicable laws of Mexico, and in particular in accordance with
Article 27 of the Political Constitution of the United Mexican States (the "Political Constitution"), Articles 1, 2, 3 and 4 (and related articles) of the Regulatory Law to Article 27 of the Political Constitution concerning Petroleum Affairs (the "Regulatory Law"), Articles 15, 16 and 19 of the Regulations to the Regulatory Law, Articles 16 and 60 (and other related articles) of the General Law on National Patrimony, Articles l, 2, 3 and 4 (and other related articles) of the Organic Law of Petroleos Mexicanos and Subsidiary Entities (the "Organic Law") and Article 4 of the Federal Code of Civil Procedure of the United Mexican Sates set forth, inter alia, that: (i) attachment prior to judgment, attachment in aid of execution and execution of a final judgment may not be ordered by Mexican courts against property of Pemex, (ii) all domestic petroleum and hydrocarbon resources (whether solid, liquid or in gas form) are permanently and inalienably vested in the United Mexican States (and, to that extent, subject to immunity); (iii) (a) the exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil, (b) the exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage inextricably linked with such exploitation and production, and (c) the production, transportation, storage, distribution and first-hand sale of the petroleum derivatives (including petroleum products) used as basic industrial raw materials and the derivatives of natural gas which are considered "basic petrochemicals" (the "Petroleum Industry") are reserved exclusively to the United Mexican States (and, to that extent, assets related thereto are entitled to immunity); and (iv) the public entities created and appointed by the Federal Congress of the United Mexican States to conduct, control, develop and operate the Petroleum Industry of the United Mexican States are Pemex and the subsidiary entities (and therefore, entitled to immunity in respect to such exclusive rights and power).

     Section 9.  Governing Law; Submission to Jurisdiction; Waivers.

     (a) THE PLACE OF EXECUTION AND DELIVERY HEREOF NOTWITHSTANDING, THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (b) Pemex hereby appoints the Consul General of Mexico in The City of New York and its successors as its authorized agent ("Process Agent") upon which process may be served in any action by Beneficiary arising out of or based upon this Guarantee which may be instituted in any federal court sitting in The City of New York or, absent jurisdiction in such federal courts, in any state court sitting in The City of New York, and Pemex irrevocably submits to the jurisdiction of any such court, and the appellate courts therefrom, and to the jurisdiction of the Federal courts sitting in Mexico City, Mexico, in respect of any such action, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such action in any such court, and waives any right to which it may be entitled on account of residence or domicile. The appointment made by Pemex shall be irrevocable so long as any obligation of PMI under the Maya Agreement remains to be satisfied or the satisfaction of which is disputed by Beneficiary under the terms thereof, unless and until a successor agent shall have been appointed to act as the Process Agent on behalf of Pemex, and such successor agent shall have accepted such appointment. Pemex will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Process Agent for Pemex at 8 East 41st Street, New York, New York 10017, and written notice of such service mailed or delivered to Pemex at its address set forth in Section 3 hereof shall be deemed, in every respect, effective service of process upon Pemex.

     (c) To the extent Pemex or any of its assets has or in the future may acquire any immunity (whether characterized as sovereign immunity or otherwise) from any proceeding to enforce this Guarantee (including, without limitation, immunity from service of process, immunity from jurisdiction, immunity from attachment prior to judgment, immunity from attachment in execution of judgment, and immunity from execution of judgment), Pemex (except to the extent of the exception contained in Section 8(f) above) hereby expressly and irrevocably waives any such immunity.

     (d) PEMEX HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO ENFORCE THIS GUARANTEE.

     Section 10. No Implied Waiver. No failure on the part of Beneficiary to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other further exercise of any other right or remedy.

     Section 11. Survival of Representations. All representations and warranties contained herein shall survive the execution and delivery of this Guarantee regardless of any investigation made by Beneficiary or any other Person.

     Section 12. Severable Provisions. To the fullest extent permitted by applicable law, any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or of any provision in the Maya Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 13. Integration. This Guarantee and the Maya Agreement represent the agreement of Pemex, Beneficiary and their respective Affiliates with respect to the subject matter hereof, and there are no premises, undertakings, representations or warranties by Pemex or Beneficiary relative to the subject matter hereof not expressly set forth or referred to herein or in such other documents.

          Section 14. No Third-Party Beneficiaries. This Guarantee shall be binding upon the successors and assigns of Pemex and shall inure to the benefit of, and shall be enforceable by, Beneficiary to the fullest extent permitted by applicable laws. This Guarantee shall not be deemed to create any right in any Person except Beneficiary, its successors and assigns and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other Person; provided, however, that this Guarantee may be assigned in connection with any assignment of the Maya Agreement permitted therein.

          Section 15. Amendments Only in Writing. No amendment of or supplement to this Guarantee, or waiver or modification of, or consent under, the terms hereof, shall be effective unless evidenced by an instrument in writing signed by Pemex and Beneficiary.

          Section 16. Notices. Any notice or other communication to Pemex hereunder must be in writing and may be given by hand, courier, or registered or certified mail (or a substantially similar form of mail), or by facsimile transmission addressed as follows:

          Petroleos Mexicanos
          Avendia Marina Nacional 329
          Torre Ejecutiva, Piso 38
          Col. Huastecas
          11311 Mexico, D.F., Mexico
          Attn: Finance Manager
          Fax No. 525-545-5247

          Pemex may, by written notice to Beneficiary, change the address to which notices to it shall be directed. Any notice or other communication hereunder shall be deemed to have been given when received by the addressee.

          Section 17. Counterparts; Language. This Guarantee may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Guarantee is executed in English and in the event of any conflict between the English version and any translation hereof, the English version shall control.

          IN WITNESS WHEREOF, Pemex has executed this Guarantee as of the date first above written.

                                       PETROLEOS MEXICANOS

                                       By: Mat. Enrique Roman Enrique
                                           -----------------------------------
                                       Name:   Mat. Enrique Roman Enrique
                                       Title:  Subdirector de Financiamiento
                                               y Tesoreria


AGREED AND ACCEPTED:

CLARK REFINING & MARKETING, INC.

By: /s/ Bradley D. Aldrich
    ----------------------------------
Name:   Bradley D. Aldrich
Title:  Executive Vice President